UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2009
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 25, 2009, at the recommendation of C. Robert Henrikson, MetLife, Inc. Chairman of the Board, President, and Chief Executive Officer, the MetLife Auxiliary Pension Plan was amended to cap the final average compensation of each participant, including each member of MetLife, Inc.’s Executive Group, at $4.6 million. The purpose and effect of this change on Mr. Henrikson’s benefit is to reduce expected future pension accruals, thus limiting future increases in his benefit. Any increases in pension value beyond 2009 will primarily reflect Mr. Henrikson’s additional service, and will not reflect any increases in his final average compensation.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits
10.1 Amendment Number Three to the MetLife Auxiliary Pension Plan (As amended and restated effective January 1, 2008) (effective January 1, 2009)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: March 31, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Amendment Number Three to the MetLife Auxiliary Pension Plan (As amended and restated effective January 1, 2008) (effective January 1, 2009)